Tuesday November 27, 1:55 pm Eastern Time
Press Release
SOURCE: DirectPlacement, Inc.
PPI Capital Group Changes Name to DirectPlacement

SAN DIEGO, Nov. 27 /PRNewswire/ -- PPI Capital Group, Inc. (OTC Bulletin Board:
PPIM - news) today announced that on November 21, 2001, its shareholders approved a merger between the company and its operating subsidiary, DirectPlacement, Inc., with DirectPlacement, Inc. as the surviving corporation.

The company will operate under the name DirectPlacement, Inc. and the company's stock symbol will be changed to DPLM, effective with the commencement of trading tomorrow morning.

Brian M. Overstreet, president and chief executive officer of DirectPlacement, a leading financial technology firm, said the new name and trading symbol better reflect the company's operating businesses.

About DirectPlacement:

DirectPlacement, Inc. produces and markets proprietary financial data. The company distributes its data products through advanced technology platforms on a subscription basis to analysts, investment bankers, institutional investors, and other financial professionals. The company's flagship platform, PlacementTracker.com, is the nationally recognized, accepted source of data on the PIPE (private investment in public equities) market. Through its wholly owned broker/dealer subsidiary, DP Securities, Inc., the company provides agency trading, independent research, and investment banking services for institutional investors. For more information, please visit the DirectPlacement Web site at http://www.directplacement.com or the PlacementTracker.com Web site at http://www.placementtracker.com.

Safe Harbor Statement:

Statements in this press release that are not statements of historical or current fact constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the actual results of the Company to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements which explicitly describe such risks and uncertainties readers are urged to consider statements labeled with the terms "believes," "belief," "expects," "intends," "anticipates" or "plans" to be uncertain and forward-looking. The forward looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company's reports and registration statements filed with the Securities and Exchange Commission.